UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2005 (March 4, 2005)

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2005, Universal Health Services, Inc. (the “Company”) entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent and ABN Amro Bank N.V., Suntrust Bank and Wachovia Bank, National Association, as Co-Documentation Agents. The Credit Agreement provides an unsecured revolving line of credit of up to $500 million including a $75 million sublimit for letters of credit. The interest rate on borrowings is determined, at the Company’s option, as either:

•	the London Inter-Bank Offer Rate (LIBOR) plus a spread of 0.32% to 0.8%; or

•	at the higher of the prime rate or the federal funds rate plus 0.5%.

A facility fee ranging from 0.08 to 0.2%, based on the Company’s credit ratings from Standard & Poor’s and Moody’s Investors Services, Inc., is required on the total commitment. The credit commitment expires on March 4, 2010. A copy of the credit agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On March 4, 2005, the Company terminated its Credit Agreement, dated as of December 13, 2001, with JP Morgan Chase Bank N.A., as Administrative Agent, Bank of America N.A., as Syndication Agent and First Union National Bank and Fleet National Bank, as Co-Documentation Agents. This credit agreement provided for a $400 million, unsecured, non-amortizing, revolving line of credit and included a $50 million sublimit for letters of credit. The interest rate on borrowings was determined at the Company’s option at the prime rate, certificate of deposit rate plus .925% to 1.275%, Euro-dollar plus .80% to 1.150% or a money market rate. A facility fee ranging from .20% to .35% is required on the total commitment. The margins over the certificate of deposit, the Euro-dollar rates and the facility fee were based upon the Company’s leverage ratio.

Simultaneous with the termination of this credit agreement, the Company entered into the Credit Agreement described in Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, Dated as of March 4, 2005, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent and ABN Amro Bank N.V., Suntrust Bank and Wachovia Bank, National Association, as Co-Documentation Agents

99.1	Press release, dated March 7, 2005, announcing the replacement of the Company’s $400 million credit facility with a new $500 million credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

Date: March 8, 2005	By:	/s/ Alan B. Miller
	Name:	Alan B. Miller
	Title:	President and Chief Executive Officer

	By:	/s/ Steve Filton
	Name:	Steve Filton
	Title:	Senior Vice President and Chief Financial Officer